Exhibit 10.13

LEASE AGREEMENT

THIS LEASE, DATED April    12   , 2023 BUT EFFECTIVE AS OF January 1, 2023, IS EXECUTED BY AND BETWEEN BOXABL, INC., a Nevada corporation, whose principal place of business is 5345 E N Belt Road, North Las Vegas 89115, (hereinafter referred to as the “Landlord”) and SUPERCAR SYSTEM, INC., a Delaware corporation (hereinafter referred to as the “Tenant”). In consideration of the mutual promises and covenants exchanged between the Landlord and the Tenant, it is hereby agreed as follows:

1. PREMISES:  The Landlord herein agrees to lease to the Tenant, and the Tenant herein agrees to lease from the Landlord, upon all of the conditions set forth herein, four (4) of the support squares located within the real property located at 5435 E. N. Belt Road, in the County of Clark, in the State of Nevada and ZIP code of 89115 (the “Property”), including any land and any improvements thereon, shall hereinafter be referred to as the “Premises.” The Premises shall also include reasonable use of the shipping department, at the sole discretion of Landlord.

2. TERM: The term of this Lease shall be for a period of three years, commencing on January 1, 2023 and terminating on December 31, 2026, unless otherwise amended by the parties in writing. Notwithstanding the foregoing, the parties agree that Landlord has the right to terminate the Lease Agreement at any time by providing Tenant with thirty (30) days advance written notice.

3. DELAY IN COMMENCEMENT OF LEASE: In the event that the Landlord is not able to deliver possession of the Premises to the Tenant on the aforementioned commencement date, the Tenant shall not therefore be held liable, nor shall such failure affect the validity of this lease or obligations of the Lease hereunder or extend the term thereof, but in such case as a delay in commencement should occur, the Tenant shall not be obligated to pay any rent until such time as the Tenant takes possession of the Premises.

However, in the event that the Landlord does not deliver possession of said Premises to the Tenant within sixty (60) days from the aforementioned commencement date, the Tenant may at their sole discretion, by way of written notice to the Landlord, cancel this Lease, and at which time the parties shall be discharged and released from any and all obligations associated with this Lease.

4. MONTHLY LEASE AMOUNT: The Tenant shall pay to the Landlord a monthly rental amount of SEVEN THOUSAND FOUR HUNDRED AND NINE DOLLARS AND TWENTY THREE CENTS ($7,409.23) on the FIRST (1st) day of each month for the duration of this lease term. Upon the signing of this Lease Agreement, the Tenant shall pay to the Landlord the first month’s rent in advance.

All future monthly payments shall be sent shall be mailed or hand delivered to the Landlord at the aforementioned address in paragraph one (1) or to such other person or place as the Landlord may designate in writing.

5. USE OF PREMISES: The Tenant shall have complete use and control of the Premises for the duration of the Lease Agreement, until such time as the Lease expires. Subject to the foregoing, Landlord may, by providing Tenant with advance written notice, store a reasonable amount of materials in the supercar racks and trailers upon the Premises. Landlord shall ensure all materials, equipment, trailers or other items stored on the Premises are adequately insured and shall indemnify, defend and hold Tenant harmless from any and all claims arising from or resulting from Landlord’s use of the Premises for such storage.

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6. CONDITION OF PREMISES: The Tenant acknowledges that the premises are in good repair and in safe and clean condition.

7. WASTE, NUISANCE OR UNLAWFUL USE:  The Tenant shall not cause or allow waste on the Premises, or maintain or permit to be maintained a nuisance on the Premises, or use or permit the Premises to be used in an unlawful manner.

8. ATTORNEY’S FEES:  In the event that of a breach of this agreement or should legal recourse be deemed necessary by either party to this Lease Agreement, the parties herein agree that if the Landlord should be the prevailing the party that the Landlord shall have the right to recover as part of the judgment reasonable attorney’s fees, filing fees and/or court costs.

9. REDECORATION OR ALTERATIONS: The Tenant shall not redecorate or make any alterations to the Premises, in any way, that would constitute the making of alterations, or repaint the walls or woodwork, without first obtaining Landlord’s prior written consent to the alterations or redecoration.

10. NO ASSIGNMENT OR SUBLETTING: Tenant shall not assign, sell, mortgage, pledge or in any manner transfer this Lease or any interest herein, or the term or estate granted hereby or the rentals hereunder, or sublet the Premises or any part thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Premises by any person, without the prior written consent of Landlord, which may be withheld for any reason.

11. BINDING EFFECT: This Lease Agreement shall inure to the benefit of and be binding on the heirs, successors, executors, administrators and assignees of the parties.

12. GOVERNING LAW: This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of Nevada.

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The undersigned have read the foregoing Lease prior to execution and hereby acknowledge receipt of a copy of this Lease Agreement.

LANDLORD:

BOXABL, INC.,
a Nevada corporation

By:	/s/ Galiano Tiramani

Name:	Galiano Tiramani

Title:	Director

TENANT:

SUPERCAR SYSTEM INC.,
a Nevada corporation

By:	/s/ Paolo Tiramani

Name:	Paolo Tiramani

Title:	CEO

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